Exhibit 10.2

AMENDED AND RESTATED EMPLOYMENT,

SEVERANCE AND BONUS AGREEMENT

This Employment, Severance and Bonus Agreement (the “AGREEMENT”) is entered into this 13th day of August, 2003, by and between AIRNET COMMUNICATIONS CORPORATION, a Delaware corporation (the “COMPANY”), and GLENN A. EHLEY (the “EMPLOYEE”).

RECITALS:

A. The Employee is an at-will employee of the Company in the capacity of Chief Executive Officer and President at the behest of the Board of Directors, and has entered into with the Company an Amended and Restated Employment, Severance, and Bonus Agreement dated August 13, 2002, (the “2002 Employment Agreement”).

B. The Company and Employee desire to amend and restate in its entirety the 2002 Employment Agreement.

C. The Company also recognizes that the possibility that a sale of the Company could occur which may jeopardize Employee’s continued employment with the Company, and that such possibility, and the uncertainty and questions which it may raise, may result in the distraction of the Employee to the detriment of the Company or otherwise.

D. In order to encourage the Employee to maintain his continued attention and dedication to his duties and responsibilities, the Company desires to enter into this Agreement with the Employee setting forth terms and conditions as to the termination of the Employee in connection with a sale of the Company.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained and the monies to be paid hereunder, the parties agree as follows:

SECTION 1. DEFINITIONS.

The following terms shall have the following meanings:

“ACQUISITION PRICE” means the aggregate sum of money and/or fair market value of property (valued as of the date of closing) to be paid by an acquiring party to the Company or to its Securityholders in connection with a Sale of the Company. For purposes of the Bonus Program, if the acquiring party is then a current Securityholder or an affiliate of a current Securityholder (“CURRENT SECURITYHOLDER ACQUIRING PARTY”) which is (a) acquiring the assets of the Company in a transaction in which the Current Securityholder Acquiring Party receives no distribution of money or property with respect to its Securities or a distribution which is less than the per-share amount received by other Securities holding the same class or series of Securities, on an as-converted basis, (b) engaging in a merger, consolidation or other business combination with the Company in which the Company is not the continuing or surviving corporation and in which the Current Securityholder Acquiring Party receives no money or property in exchange for its Securities or an amount of money or property which is less than the per-share amount received by other Securityholders holding the same class or series of Securities, on an as-converted basis, or (c) acquiring Company Securities from Securityholders but not from itself or the current Securityholder affiliated with the Current Securityholder Acquiring Party, the amount of the Acquisition Price shall include the value of the shares of Company common stock held by such Current Securityholder Acquiring Party or underlying any Convertible Notes or other convertible Securities held by such Current Securityholder Acquiring Party based on the same value per share that will be paid or distributed to Securityholders owning the same class or series of shares, Convertible Notes or other convertible securities.

“BONUS POOL PROCEEDS” means moneys distributed from the CNBP (as defined in Section 5.1) and/or MBP (as defined in Section 5.1).

“CAUSE” means the Employee’s intentional bad faith act or omission, felony conviction, or gross dereliction of duty, which is materially harmful or damaging to the Company.

“CHANGE OF CONTROL” means the acquisition by any individual, entity or group of 50% or more of the outstanding voting securities of the Company or 50% or more of the combined voting power of then outstanding voting securities of the Company entitled to vote generally in the election of directors.

“COMPANY” means AirNet Communications Corporation or, in the event of a Sale of the Company, the successor(s) in interest to AirNet Communications Corporation.

“COMPETING BUSINESS” shall mean any one or more of the following: (i) any business in which the Company engages as of the date of this Agreement; or (ii) any other business in which the Company engages in before the termination of the Agreement.

“CONVERTIBLE NOTES” shall mean the secured convertible promissory notes in the aggregate amount of $16,000,000 issued by the Company to the Noteholders.

“GOOD REASON” shall mean, without the Employee’s written consent, of any of the following circumstances:

(a) The Employee is assigned a new position which entails a reduction in the nature of Employee’s authority with respect to the operation of the Company’s business compared to Employee’s position in effect on (i) the date of this Agreement or (ii) immediately prior to the Termination Event or Sale of the Company Termination Event, as applicable, whichever position is greater or more senior;

(b) A reduction in the Employee’s Base Salary or Employee’s Override Bonus as in effect on (i) the date of this Agreement or (ii) immediately prior to the Termination Event or Sale of the Company Termination Event, as applicable, whichever is greater, or an adverse change in benefits or perquisites other than a change that is generally applicable to all executive employees;

(c) The Company’s requirement that the Employee’s site of principal employment be more than twenty-five miles from the offices at which the Employee was principally employed on the date of this Agreement; or

(d) The Employee is assigned duties inconsistent with the status of the position that the Employee held on (i) the date of this Agreement or (ii) immediately prior to the Termination Event or the Sale of the Company Termination Event, as applicable, whichever is greater, or an adverse alteration in the nature or status of the Employee’s responsibilities or in the quality or amount of office accommodations provided to the Employee, from those in effect immediately prior to such Termination Event or Sale of the Company Termination Event, as applicable, which shall constitute a constructive demotion.

“NET PROCEEDS TO SECURITYHOLDERS” shall mean the net sales proceeds available for distribution to the Company’s Securityholders in connection with the Sale of the Company, after deducting from the Acquisition Price transaction expenses relating directly to the Sale of the Company including attorneys fees, accounting fees, and underwriting or brokerage commissions; provided that if a Noteholder or the Noteholders sell all or any portion of their Convertible Notes in connection with a Sale of the Company, only the proceeds payable to such Noteholders in excess of the amount of the then outstanding principal balance and related accrued unpaid interest payable under the Convertible Notes sold or such portion of the Convertible Notes so sold shall be included in NET PROCEEDS TO SECURITYHOLDERS.

“NOTEHOLDERS” shall mean TECORE, Inc. (“Tecore”) and SCP Private Equity Partners II, LLP (“SCP”) and any of their affiliates who acquire an interest in the respective Convertible Notes.

“PERSON” means an individual, partnership, corporation, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

“PROTECTED TERRITORY” shall mean any state within the United States or other country in which the Company or any of its subsidiaries provides any of its services or sells or distributes any of its products as of the date of this Agreement or thereafter.

“SALE OF NOTE PROCEEDS” shall mean the proceeds paid to Noteholders for the sale of all or any portion of the Convertible Notes by the Noteholders, other than in connection with the Sale of the Company, in excess of the amount of the then outstanding principal balance and related accrued unpaid interest payable under the Convertible Notes sold or such portion of the Convertible Notes so sold, if only a portion is sold.

“SALE OF THE COMPANY” shall mean (i) a sale or exchange of all or substantially all of the assets (including a sale, disposition, or exchange in a liquidation but excluding any such sale or exchange to a direct or indirect subsidiary (“Successor Subsidiary”) of the Company) by the Company or by a Successor Subsidiary or (ii) a sale or exchange of all or substantially all of the outstanding capital stock of the Company resulting in a Change of Control of the Company or Successor Subsidiary or (iii) a merger, consolidation or other business combination (excluding any issuance of previously un-issued voting securities from the Company in connection with an investment in the Company by a Noteholder or any third party, or exercise of conversion rights by a Noteholder) resulting in a Change of Control of the Company or Successor Subsidiary, as a result of which the Company or the Successor Subsidiary is not the continuing or surviving corporation.

“SECURITIES” of the Company shall mean shares of common stock, preferred stock, or securities convertible into shares of common stock or preferred stock, including options, warrants, the Convertible Notes, and any other convertible notes.

“SECURITYHOLDERS” shall mean holders of the Company’s then outstanding Securities.

SECTION 2. EMPLOYMENT.

2.1 BASE SALARY. The Company hereby retains Employee at an annual base salary of $250,000 (the “BASE SALARY”). The Base Salary shall be paid in accordance with the Company’s ordinary and customary payroll practices, which may be amended from time to time.

2.2 BONUS. In addition to the Base Salary, Employee shall receive an override bonus equal to 0.425% of all Company sales (“Override Bonus”). The Override Bonus shall be paid quarterly in arrears by the Company to Employee. In addition, the Employee as CEO shall be entitled annually to participate in any management and employee bonus programs established by the Company’s Board of Directors and to receive a CEO bonus under such programs if Employee meets the goals established by the Company’s Board of Directors.

2.3 LIFE INSURANCE. As long as Employee can pass the required physical and is insurable at reasonable and customary rates, the Company hereby agrees to purchase a $3,000,000 term life insurance policy covering Employee and to maintain such policy as long as Employee remains in the employ of the Company. Employee shall have the right, in his sole discretion, to designate the beneficiaries under the term life insurance policy purchased by under this Section 2.3.

2.4 STOCK OPTIONS. Provided the $16,000,000 Secured Convertible Note Financing by SCP Private Equity Partners II, LP (“SCP”) and TECORE, Inc. (“Tecore”) is closed, the Company shall upon such closing grant to Employee options to purchase 10,883,106 shares of common stock under the Company’s stock option plan (the “Plan”) at an exercise price of $0.01 per share with vesting over two years. In the event the Company is permitted to grant additional stock options under the Plan in accordance with Section 9.11 (b) and 9.11 (c) of the Securities Purchase Agreement dated June 5, 2003 between the Company and SCP Private Equity Partners II, LP and TECORE, Inc (the “Purchase Agreement”), then the Company shall promptly grant to Employee, if he is still employed by the Company at such time, one half of the amount of new stock options the Company is permitted to grant to employees under such Sections 9.11 (b) and (c) of the Purchase Agreement.

SECTION 3. TERMINATION EVENTS.

3.1 TERMINATION. The Company retains its right to terminate Employee’s employment with or without Cause.

3.2 TERMINATION EVENT. Each of the following events shall be a

“TERMINATION EVENT:”

(a) The termination of the Employee without Cause; or

(b) The resignation of Employee upon no less than two weeks’ written notice to the Company under circumstances constituting Good Reason to resign.

3.3 SALE OF THE COMPANY TERMINATION EVENT. Each of the following events which occur (i) at any time following execution of a letter of intent or definitive agreement for the Sale of the Company and on or before consummation of such transaction, (ii) within 135 days prior to any consummated Sale of the Company, or (iii) within twelve months following the Sale of the Company, shall be a “SALE OF THE COMPANY TERMINATION EVENT:”

(a) The termination of the Employee without Cause; or

(b) The resignation of Employee upon no less than two weeks’ written notice to the Company under circumstances constituting Good Reason to resign.

SECTION 4. SEVERANCE; NON-COMPETE AND NON-SOLICITATION.

4.1 SEVERANCE AMOUNT. Upon a Termination Event or Sale of the Company Termination Event, the Company shall pay the Employee an amount (the “Severance Payment”) equal to twelve (12) months salary plus benefits in a lump sum within three (3) days from the date of the Termination Event or Sale of Company Termination Event, based on the greater of the base salary of Employee as of the date of this Agreement or the then current base salary of Employee as of the effective date of termination. If the same event meets the definition of both a Termination Event and Sale of the Company Termination Event, Employee shall be entitled to receive only one Severance Payment for such event. In addition, upon a Termination Event or Sale of the Company Termination Event, all of Employee’s unvested stock options to purchase Company common stock will accelerate and be vested upon either of such events, in accordance with the Amendment to Incentive Stock Option Agreement between Employee and the Company.

4.2 PAYMENT MITIGATION. The Severance Payment payable under this Agreement shall be paid by the Company to the Employee in a lump sum and shall be deemed fully earned by Employee, subject to withholding; provided that the net amount after withholding shall be immediately deposited in escrow (“ESCROW DEPOSIT”) with a mutually acceptable third party (“ESCROW AGENT”). Subject to the mitigation provisions of this Section 4.2, the Escrow Agent shall deliver to Employee out of escrow one twelfth of the total amount originally deposited in escrow on each month commencing 30 days from the Termination Event or Sale of Company Termination Event. Employee agrees that in the event he earns any salary, consulting fees, signing bonuses, or other compensation income from a party other than the Company during this twelve (12) month period (“MITIGATION PERIOD”), that the Company shall be entitled to reduce its Severance Payment obligation, net of withholding, by the amount of such payments received by Employee net of withholding (“OTHER NET COMPENSATION”) and that Employee will promptly notify the Company and the Escrow Agent of his receipt of Other Net Compensation. If the Company and the Escrow Agent receive such notice or otherwise verify that Employee has received Other Net Compensation during the Mitigation Period, the Escrow Agent shall deliver to the Company from the Escrow Deposit an amount equal to the Other Net Compensation received by Employee during the Mitigation Period. Once disbursed by the Escrow Agent, Employee shall be under no obligation to reimburse the Company any of those disbursed amounts unless Employee has failed to disclose the receipt of any Other Net Compensation during the Mitigation Period. Any scheduled monthly disbursements due from the Escrow Agent shall be offset and reduced by the amount of Other Net Compensation received by Employee during the Mitigation Period. The Employee and Company will enter into a suitable escrow agreement with the Escrow Agent to carry out the provisions of this Section 4.2. Employee is under no duty to seek employment or other sources of compensation income during the Mitigation Period.

4.3 ADDITIONAL SEVERANCE BENEFITS. The Severance Payment described in this Section 4 does not include nor replace any other benefits payable to or received by the Employee upon a Sale of the Company as described in Section 5.

4.4 NON-COMPETITION/NON-SOLICITATION. In the event that Employee resigns without Good Reason or is terminated for Cause, for a period of twelve months (the “TERM”) from the date of that resignation/termination Employee agrees that Employee will not, singly, jointly, or as a partner, member, employee, agent, officer, director, stockholder (except as a holder of not more than two percent of the outstanding stock of any company listed on a national securities exchange, or actively traded in a national over-the-counter market), equity holder, lender, consultant, independent contractor, or joint venturer of any other person, or in any other capacity, directly or beneficially: (i) own, manage, operate, join, control, or participate in the ownership, management, operation or control of, or permit the use of his name by, or work for, or provide consulting, financial or other assistance to, or be connected in any manner with, a Competing Business anywhere in the Protected Territory during the Term; (ii) employ, retain or engage (as an employee, consultant or independent contractor), or induce or attempt to induce to be employed, retained or engaged, any Person who is or was an employee of the Company during the Term; (iii) induce or attempt to induce any Person who, on the date hereof or at any time hereafter during the Term, is an employee of the Company to terminate his or her relationship with the Company; or (iv) induce or attempt to induce any Person which is a customer of the

Company, or which otherwise is a contracting party with the Company, as of the date hereof or at any time hereafter during the Term to terminate any written or oral agreement or understanding with the Company.

SECTION 5. SALE OF NOTES AND ACQUISITION BONUS; GROSS-UP AMOUNT.

5.1 SALE OF NOTES AND ACQUISITION BONUS

(a) The Company has adopted an Amended and Restated the Company Bonus Program, adopted as of the date hereof (the “BONUS PROGRAM”). The Company hereby agrees that Employee shall be entitled to receive from the moneys allocated to the Bonus Program tied to the sale of Convertible Notes (“CNBP”) a payment equal to five percent (5%) of the Sale of Note Proceeds. In addition, the Company hereby agrees that Employee shall be entitled to receive from the moneys allocated to the Management and Employee Bonus Pool (the “MBP”) a payment equal to five percent (5%) of the Net Proceeds to Securityholders.

Employee hereby acknowledges that the percentage of Sale of Note Proceeds and percentage of Net Proceeds to Securityholders that he receives under this paragraph plus any amounts under Section 5.2 is the total amount to be paid to Employee under the Bonus Program and Section 5.2. Notwithstanding the foregoing, all amounts payable hereunder to Employee from MBP shall be reduced by an amount equal to the value of the spread between the option exercise price of the Employee’s options and the per share price to be distributed to the common shareholders in connection with the Sale of the Company for those options held by Employee that are “in-the-money”. By way of illustration, if the Acquisition Price is $21,000,000 and the Net Proceeds to Common Stockholders is $19,000,000, then the 5% payable to Employee would be applied to the entire $19,000,000 amount. The Employee would receive $950,000 as an acquisition bonus, less an In-The-Money Option amount as calculated in Section 3 of the Bonus Program (provided the shares underlying the Employee’s In-the-Money Options are purchased by the acquiring party in connection with the Sale of the Company), plus the gross-up amount specified in Section 5.2.

(b) Should a Current Securityholder Acquiring Party be the purchaser in a Sale of the Company and that party does not receive, or waives its right to receive, all or any portion of the purchase price otherwise payable to Securityholders, then and only in that event, the Net Sales Proceeds to Securityholders shall include the value of the shares of Company stock held by such Current Securityholder Acquiring Party based on the same value per share that will be paid or distributed to Securityholders owning the same class or series of shares, Convertible Notes or other convertible securities (the “ Value Adjustment”). The payment of bonuses applicable to this Value Adjustment is an obligation of the Company and shall not reduce the amount of Net Proceeds to Securityholders otherwise payable to stockholders other than the Employee and other participants in the Bonus Pool.

5.2 GROSS-UP AMOUNT. The Company shall provide an additional payment to the Employee (“GROSS-UP PAYMENT”) to cover all applicable excise taxes payable by the Employee upon the distribution of any Bonus Program proceeds and the value of the Employee’s stock options subject to such excise taxes. The Gross-Up Payment shall be payable from the consideration allocated to the CNBP and/or the MBP. The Company and Employee hereby agree, notwithstanding the foregoing that the total amount paid to Employee under Section 5, including the Gross-Up Payment, shall not exceed six and one quarter percent (6.25%) of the Sale of Note Proceeds and Net Proceeds to Securityholders and the value of the Employee’s stock options subject to excise taxes.

5.3 SEVERANCE BENEFITS. The payments under this Section 5 do not include or replace any Severance Payment that may be payable to or received by the Employee upon the occurrence of a Termination Event or a Sale of the Company Termination Event, as described in Section 4.

SECTION 6. PARTIAL INVALIDITY.

The invalidity or unenforceability of a particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

SECTION 7. TERMINATION OF AGREEMENT.

This Agreement shall terminate upon the earlier of: (i) the date the Employee is terminated for Cause or resigns without Good Reason; (ii) twelve months and one day after a Sale of the Company has occurred; or (iii) the fourth (4th) anniversary of this Agreement. The obligations of Employee under Section 4.2 and 4.4 will survive termination of this Agreement.

SECTION 8. NO ORAL MODIFICATION.

Except as set forth in Section 9 below, no modification, amendment or waiver of any of the provisions of this Agreement shall be deemed effective unless made in writing specifically referring to this Agreement and duly signed by each party hereto.

SECTION 9. MODIFICATION OF AGREEMENT.

In the event any provision of this Agreement is determined to be invalid by any court or other entity of competent jurisdiction, such provision(s) shall be deemed to have been amended and the parties hereto agree to execute all documents necessary to evidence such amendment so as to eliminate or modify any such invalid provision(s) so as to carry out the intent of this Agreement enforceable in all respects as so modified.

SECTION 10. GOVERNING LAW/VENUE.

This Agreement shall be governed and construed by the provisions hereof and in accordance with the laws of the State of Florida applicable to agreements to be performed in the State of Florida. Venue for any litigation stemming from the construction and operation of this Agreement shall be in Brevard County, Florida.

SECTION 11. ASSIGNABILITY.

This Agreement may not be assigned by either party, in whole or in part, without the prior written consent of the party to be charged; provided, however, that such prior written consent shall not be unreasonably withheld.

SECTION 12. BINDING EFFECT.

This Agreement shall be binding on the successors and assigns of either party hereto, except that the Company shall not be relieved of any liability hereunder upon the assignment, in connection with a Sale of the Company or otherwise, of this Agreement. The Company agrees to obtain the consent of any successor to be bound by this Agreement.

SECTION 13. ATTORNEYS’ FEES.

In any suit brought by the Employee to enforce his rights under this Agreement, if the Employee prevails, the Employee shall be entitled to reasonable attorneys’ fees and costs.

SECTION 14. COUNTERPARTS.

This Agreement may be signed and executed in one or more counterparts, each which shall be deemed an original and all of which together shall constitute one agreement.

SECTION 15. NOTICE.

Any consent, waiver, notice, demand, request, or other instrument required or permitted to be given under this Agreement shall be deemed to have been properly given when in writing and delivered in person or sent by certified or registered mail, return receipt requested, postage prepaid, addressed:

If to the Company:

AirNet Communications Corporation

3950 Dow Road

Melbourne, Florida 32934

Attention: Chief Financial Officer

If to the Employee:

Glenn A. Ehley

2703 Barrow Drive

Merritt Island, Florida 32952

Either party may change its address for notices by notice in the manner set forth above.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

COMPANY:

AIRNET COMMUNICATIONS CORPORATION,
a Delaware corporation

By:	/s/ JAMES W. BROWN
Title:	Chairman

EMPLOYEE:
/s/ GLENN A. EHLEY
Glenn A. Ehley